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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                (Amendment No. )

Filed by the Registrant   [x]
Filed by a Party other than the Registrant    [  ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-12

                           Allmerica Investment Trust

           ----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

          -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:



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                                                                 March 18, 2002

Dear Shareholders:

   Employees who are owners of Allmerica variable annuity contracts and/or variable life policies that use the AIT Funds as investment options should have received proxy materials within the past two weeks that include five proposals.

   The Funds' Board of Trustees has approved each of the five proposals and unanimously recommends that shareholders vote FOR each proposal.

   As an AIT shareholder, you have the opportunity to vote on these proposals. We encourage you to read the proxy materials thoroughly and call 1-800-828-0540 if you have any questions.

   Unless you plan to vote at the shareholder meeting on March 27, 2002, please cast your vote as soon as possible by completing, signing and mailing your proxy so that your shares will be represented at the meeting. Your individual vote will remain confidential and the results of the total voting will be announced after the meeting.

   Thank you for taking the time to participate in this very important vote and for your continued confidence in the AIT Funds.

                                          Sincerely,

                                          /s/ John F. O'Brien
                                          ----------------------------------
                                          John F. O'Brien
                                          Chairman